UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 4, 2012 (November 30, 2012)

HDS INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53949
(Commission File No.)

10 Dorrance Street
Suite 700
Providence, RI   02903
(Address of principal executive offices and Zip Code)

(401) 400-0028
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 30, 2012, we entered into a seven year exclusivity agreement with the City of Saint John, NB, Canada for the installation of an anaerobic digester, beginning with a feasibility study.  Under the terms of the agreement, HDS has received exclusive rights to pursue the installation of anaerobic digester waste-to-energy systems to operate in conjunction with the City of Saint John’s wastewater treatment infrastructure.  Initially, HDS will be responsible for leading a feasibility study for an anaerobic digester facility at the City of Saint John’s “Lancaster” Wastewater Treatment Facility site, at its own expense.  The City will contribute staff support and other internal assistance to HDS during the study, and has agreed to team on any grant applications identified by HDS.  The agreement was executed by HDS’ President and CEO, as well as Saint John’s City Manager after receiving approval by resolution of the City’s Common Council.

ITEM 7.01          REGULATION FD DISCLOSURE.

We today announced the details of our exclusivity and feasibility study agreement with the City of Saint John via a press release.

ITEM 9.01          EXHIBITS.

Exhibit	Document Description

10.1	Exclusivity and Feasibility Study Agreement with the City of Saint John.
99.1	Press Release – December 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 4th day of December, 2012.

HDS INTERNATIONAL CORP.

BY:	TASSOS RECACHINAS
Tassos Recachinas
President